UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2019

Ladder Capital Corp

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 8.01 Other Events.

On January 3, 2019, Ladder Capital Corp, a Delaware corporation (the “Company”), and its subsidiary Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership, entered into separate equity distribution agreements (each an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”) with each of Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc. (each, a “Sales Agent” and collectively the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agents, shares of the Company’s Class A common stock, par value $0.001 per share, having an aggregate offering price of up to $100.0 million (the “Shares”). Sales of Shares, if any, will not begin until, at the earliest, after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Any Shares sold under the Equity Distribution Agreements will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333- 216806), which was automatically effective upon being filed with the Securities and Exchange Commission (“SEC”) on March 17, 2017, the base prospectus filed as part of such registration statement and the prospectus supplement, dated January 3, 2019, filed by the Company with the SEC.

The Company is not obligated to sell any Shares under the Equity Distribution Agreements. Subject to the terms and conditions of the relevant Equity Distribution Agreement, each Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares from time to time based upon the Company’s instructions, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the relevant Equity Distribution Agreement, sales of the Shares may be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Each Sales Agent’s obligations to sell Shares under the relevant Equity Distribution Agreement are subject to satisfaction of certain customary closing conditions for transactions of this nature.

The Company will pay the Sales Agent a commission of up to 2.0% of the aggregate gross proceeds from each sale of Shares for which such Sales Agent acts as an agent and/or principal under the terms of the relevant Equity Distribution Agreement. The Company has agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company has also agreed to reimburse the Sales Agents for legal fees, up to a maximum amount of $35,000, in connection with establishing the “at-the-market” program.

Each Equity Distribution Agreement may be terminated by the relevant Sales Agent or the Company at any time upon notice to the other party, or by the relevant Sales Agent at any time in certain circumstances, including any suspension or limitation on the trading of the Company’s Class A common stock on the New York Stock Exchange.

The foregoing description is qualified in its entirety by reference to the form of Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Kirkland and Ellis LLP has issued an opinion, dated January 3, 2019, to the Company regarding certain legal matters with respect to the at-the-market offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Equity Distribution Agreements, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Form of Equity Distribution Agreement

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: January 3, 2019	By:	/s/ Marc Fox
	Name:	Marc Fox
	Title:	Chief Financial Officer